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                                 EXHIBIT 10.43
                             INTELEFILM CORPORATION
                AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

         The following constitute the provisions of the Amended and Restated Employee Stock Purchase Plan of INTELEFILM CORPORATION (the "Company"), a Minnesota corporation. This Plan is intended to amend and restate the Company's original Employee Stock Purchase Plan that was approved by the Board and the shareholders in 1996.

         1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2        Definitions.

                  (a) "Board" shall mean the Board of Directors of the Company.
                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.
                  (c) "Committee" shall mean a committee of the Board, as described in Section 14.
                  (d) "Common Stock" shall mean the Common Stock, $.01 par value, of the Company.
                  (e) "Company" shall mean iNTELEFILM CORPORATION, a Minnesota corporation.

                  (f) "Compensation" shall mean total cash compensation received by an Employee from the Company or a Designated Subsidiary. By way of illustration, but not limitation, Compensation includes regular compensation such as salary, wages, overtime, shift differentials, bonuses, commissions and incentive compensation, but excludes relocation, expense reimbursements, tuition or other reimbursements and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.
                  (g) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise




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pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.

                  (h) "Contributions" shall mean all amounts credited to the account of a participant pursuant to the Plan.

                  (i) "Corporate Transaction" shall mean a sale of all or substantially all of the Company's assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation.

                  (j) "Designated Subsidiaries" shall mean the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                  (k) "Employee" shall mean any person, including an Officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

                  (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (m) "Exercise Date" shall mean the last day of each offering period of the Plan.

                  (n) "Offering Date" shall
mean the first business day of each offering period of the Plan.

                  (o) "Plan" shall mean this Employee Stock Purchase Plan.

                  (p) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

         3.       Eligibility.

                  (a) Any person who is an Employee as of the Offering Date of a given offering period shall be eligible to participate in such offering period under the Plan, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code. Anyone who meets the eligibility criteria and becomes an Employee during the offering period but after the Offering Date may begin participation at the beginning of the next payroll period. All eligible Employees who elect to participate in this Plan shall have the same rights and privileges except as provided in Subparagraph (b) below.

                  (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or


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more of the total combined voting power or value of all classes of stock of the
Company or of any subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         4. Offering Periods. The Plan shall be implemented by one offering during each 12 month period of the Plan, commencing on or about January 1 and continuing thereafter to a date no later than December 31 of the same twelve consecutive month period or until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration and/or the frequency of offering periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected. The first offering period shall commence on a date determined by the Board which follows the date on which the Company's Common Stock has been registered under the Exchange Act.

         5. Participation.
            (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deduction, on the form provided by the Company, and any other required documents ("Enrollment Documents") and submitting such documents to the Company's payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering period. The Enrollment Documents and their submission may be electronic, as directed by the Company.

            (b) Payroll deductions for a participant shall commence on the first full payroll following the Offering Date and shall end on the Exercise Date of the offering to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 11. Payroll deductions must be whole dollar amounts only and may not be less than $10.00 per pay period.

         6. Method of Payment of Contributions.
            (a) A participant shall elect to have payroll deductions made on each payday during the offering period in an amount not less than ten dollars ($10.00) per payday and not more than ten percent (10%) of such participant's Compensation on each payday during the offering period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.


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                  (b) A participant may discontinue his or her participation in the Plan as provided in Section 11, or, on one occasion only during an offering period may increase or decrease the rate of his or her Contributions with respect to the offering period by completing and filing with the Company new Enrollment Documents authorizing a change in the payroll deduction rate. The change in rate shall be effective as of the beginning of the next payroll period following the date of filing of the new Enrollment Documents, if the documents are completed at least five (5) business days prior to such date and, if not, as of the beginning of the next succeeding payroll period.

                  (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be decreased during any offering period scheduled to end during the current calendar year to 0%. Payroll deductions shall re-commence at the rate provided in such participant's Enrollment Documents at the beginning of the first offering period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 11.

         7.       Grant of Option.
                  (a) On the Offering Date of each offering period, each eligible Employee participating in the Plan shall be granted an option to purchase (at the per share option price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's Contributions to be accumulated during such offering period (not to exceed an amount equal to ten percent (10%) of his or her anticipated Compensation for the offering period, or the remainder of the offering period if the election is made upon employment after the Offering Date, to be determined as of the date of the commencement of the applicable offering period) by eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date, subject to the limitations set forth in Sections 3(b) and 13 hereof. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.

                  (b) The fair market value of the Company's Common Stock on a given date (the "Fair Market Value") shall be determined by the Board in its discretion based on the closing sales price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market, or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Nasdaq, or, in the event the Common Stock is listed on a stock exchange, the Fair Market Value per share shall be the closing sales price on such exchange on such date (or, in the event that the Common Stock is not traded on such


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date, on the immediately preceding trading date), as reported in The Wall Street
Journal.

             (c) Options to purchase Common Stock granted on the Offering Date expire as of the Exercise Date.

         8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 11, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the offering period, and the maximum number of full shares subject to option will be purchased for the participant at the applicable option price with the accumulated Contributions in the participant's account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

         9. Delivery. As promptly as practicable after the Exercise Date of eac offering period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the number of whole shares purchased upon exercise of his or her option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him or her of full shares at the termination of each offering period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be returned to the participant.

         10. Expenses. All costs of maintaining records and executing transfers will be borne by the Company. Brokerage expenses incurred in connection with the purchase of shares shall be included as part of the costs of the shares to the participating employees.

         11. Withdrawal; Termination of Employment.
             (a) A participant may withdraw all but not less than all of the Contributions credited to his or her account under the Plan at any time prior to the Exercise Date of the offering period by giving 5 days prior written notice to the Company. All of the participant's Contribution credited to his or her account will be paid to the participant promptly after receipt of his or her notice of withdrawal, and the participant's option for the current period will be automatically terminated. Upon a participant's submission of his or her notice of withdrawal, the Company shall make no further payroll deductions for the purchase of shares during the offering period.

             (b) Upon the termination of the participant's Continuous
Status as an Employee prior to each Exercise Date of the offering period for any reason, whether voluntary or involuntary, including retirement or death, the Contributions credited to his or her account will be returned to the participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and his or her option will be automatically terminated.


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             (c) In the event an Employee fails to remain in Continuous
Status as an Employee of the Company for at least twenty (20) hours per week during the offering period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option will be terminated.

             (d) A Participant who withdraws from an offering may not revoke that withdrawal and recommence payroll deductions during the same offering period.

             (e) A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

         12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

         13. Stock.
             (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 400,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 19. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof on the Offering Date of an offering period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable. In such event, the Company shall give written notice of such reduction in the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

             (b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

             (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

         14. Administration. The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its Committee shall be final, conclusive and binding upon all participants. The Board or its Committee shall have full power to adopt, amend, and rescind any rules deemed desirable and appropriate for the administration of the Plan. Members of the Board who are


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eligible Employees are permitted to participate in the Plan, provided that:

             (a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

             (b) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

         15. Designation of Beneficiary.
             (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the offering period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the offering period.

             (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         16. Transferability. Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11.

         17. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

         18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number


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of shares purchased and the remaining cash balance, if any.

         19. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, the number of shares of Common Stock that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), the maximum member of shares of Common Stock that may be purchased by a participant in an offering period, the number of shares of Common Stock set forth in Section 13 above, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

         In the event of a dissolution or liquidation of the Company, any offering period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each offering period then in progress shall be shortened and a new Exercise Date shall be set (the "New Exercise Date"), as of which date any offering period then in progress will terminate. The New Exercise Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the offering period as provided in Section 11. For purposes of this Section 19, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of

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of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of shares covered by the option as provided for in this Section 19); provided, however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the transaction.

         The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

         20. Amendment or Termination. The Board may at any time terminate or amend the Plan. Except as provided in Section 19, no such termination of the Plan may affect options previously granted, provided that the Plan or an offering period may be terminated by the Board on an Exercise Date or by the Board's setting of a New Exercise Date with respect to an offering period then in progress if the Board determines that termination of the Plan and/or the offering period is in the best interests of the Company and the stockholders or if the continuation of the Plan and/or the offering period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan and after applying the generally accepted accounting rules applicable to the Plan. No amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant, nor may an amendment be made without prior approval of the shareholders of the Company (obtained in the manner described in Section 22) if such amendment would:

             (a) Increase the number of shares that may be issued under the Plan;
             (b) Permit payroll deductions at a rate in excess of ten percent (10%) of the participant's Compensation;

             (c) Change the designation of the employees (or class of employees) eligible for


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participation in the Plan; or

             (d) If the Company has a class of equity securities registered under Section 12 of the Exchange Act at the time of such amendment, materially increase the benefits which may accrue to participants under the Plan.

         If any amendment requiring shareholder approval under this Section 20 of the Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in Section 22 of the Plan.

         21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         22. Shareholder Approval.
             (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company, or if such shareholder approval is obtained by written consent, it must be obtained by the unanimous written consent of all shareholders of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 423 of the Code.

             (b) If and in the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

             (c) If any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in Section 22(b) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under
Section 12 of the Exchange Act or (2) the granting of an option hereunder to an officer or director after such registration, do the following:


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             (i) furnish in writing to the holders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection

             (ii) hereof not later than the date on which such information is first sent or given to shareholders.

             23. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

             As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the afore mentioned applicable provisions of law.

             24. Term of Plan. The Plan shall become effective upon approval by the Board and shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20. The Company shall acquire shareholder approval of the Plan within twelve (12) months from the date of the Board's approval of the Plan.

             25. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.